EXHIBIT 5.1

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July 24, 2013

Sprint Corporation

6200 Sprint Parkway

Overland Park, Kansas 66251

Re:	Sprint Corporation
Registration Statement on Form S-8

Dear Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission (the “SEC”) in connection with the registration under the Securities Act of 1933, as amended, (the “Securities Act”) of $31,077,620 of Sprint Corporation’s (the “Company”) deferred compensation obligations (the “Deferred Compensation Obligations”), which represent general unsecured obligations of the Company to pay amounts in the future in accordance with the terms of the Sprint Nextel Deferred Compensation Plan and the Sprint Executive Deferred Compensation Plan, as in effect on the date hereof and as such plans may hereafter be amended or restated (each a “Plan,” collectively the “Plans”), as assumed in connection with the Agreement and Plan of Merger dated October 15, 2012, as amended, (the “Merger Agreement”) by and among SoftBank Corp., the Company, Starburst III, Inc. and Sprint Nextel Corporation. The Deferred Compensation Obligations will be registered by means of the Company’s Post-Effective Amendment to the Registration Statement on Form S-8 being filed by the Company with the SEC under the Securities Act on the date hereof (the “Registration Statement”) .

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended.

In connection with this opinion, we have examined the originals, or photostatic or certified copies, of the Merger Agreement, the Plans, the Registration Statement and such records of the Company and certificates of officers of the Company and of public officials and such other documents as we have deemed relevant and necessary as the basis for the opinions set forth below. In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.

We express no opinion as to matters governed by any laws other than the General Corporation Law of the State of Delaware in effect on the date hereof.

Based upon and subject to the foregoing, we are of the opinion that, subject to the Registration Statement becoming effective under the Securities Act and compliance with all other applicable securities laws, if and when each Deferred Compensation Obligation is created in accordance with the terms of the Plans upon the deferral of compensation under a Plan by a participant in the Plan to which such Deferred Compensation Obligation will be owed, such Deferred Compensation Obligation will be the valid and binding obligation of the Company. The foregoing opinion is qualified to the extent that the enforceability of the obligations of the Company with respect to any Deferred Compensation Obligation or any related document or instrument may be limited by or subject to: (i) the effects of bankruptcy, insolvency, moratorium, reorganization, liquidation, rearrangement, probate, conservatorship, fraudulent conveyance, fraudulent transfer or other similar laws (including court decisions) now or hereafter in effect relating to or affecting creditors’ rights and remedies generally or providing for the relief of debtors, general principles of equity (regardless of whether such remedies are sought in a proceeding in equity or at law) or public policy; and (ii) the refusal of a particular court to grant (a) equitable remedies, including, without limiting the generality of the foregoing, specific performance and injunctive relief, or (b) a particular remedy sought with respect to any Deferred Compensation Obligation as opposed to another remedy available at law or in equity.

We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement and any amendments thereto and to the reference to our firm under the caption “Legal Matters” in the prospectus included therein. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Morrison & Foerster LLP